Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2020 SECOND QUARTER RESULTS

22% Year-over-Year Increase in Total Revenues

120 Basis Point Year-over-Year Improvement in Gross Margin Percentage

Consolidated Contracts per Community Grew 8% Year-over-Year

MATAWAN, NJ, June 4, 2020 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six-month period ended April 30, 2020.

RESULTS FOR the THREE-Month and Six-Month PERIODs ENDED April 30, 2020:

●

Total revenues increased 22.2% to $538.4 million in the second quarter of fiscal 2020, compared with $440.7 million in the same period of the prior year. For the six months ended April 30, 2020, total revenues increased 25.7% to $1.03 billion compared with $821.3 million in the same period during the prior fiscal year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 14.5% for the three months ended April 30, 2020 compared with 13.3% during the same quarter a year ago. During the first half of fiscal 2020, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 13.7% compared with 14.0% during the same period last year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 18.2% during the fiscal 2020 second quarter compared with 16.9% in last year’s second quarter. For the six months ended April 30, 2020, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 17.8% compared with 17.3% in the same period of the previous fiscal year.

●

Total SG&A was $55.9 million, or 10.4% of total revenues, in the fiscal 2020 second quarter compared with $60.3 million, or 13.7% of total revenues, in the previous year’s second quarter. During the first six months of fiscal 2020, total SG&A was $116.3 million, or 11.3% of total revenues, compared with $120.7 million, or 14.7% of total revenues, in the same period of the prior fiscal year.

●

Interest incurred (some of which was expensed and some of which was capitalized) was $45.3 million for the second quarter of fiscal 2020 compared with $41.4 million during the second quarter of fiscal 2019. For the six months ended April 30, 2020, interest incurred (some of which was expensed and some of which was capitalized) was $89.7 million compared with $80.2 million during the same period last year.

●

Income from unconsolidated joint ventures was $6.2 million for the second quarter ended April 30, 2020 compared with $7.3 million in the fiscal 2019 second quarter. For the first half of fiscal 2020, income from unconsolidated joint ventures was $7.8 million compared with $16.8 million in the same period a year ago.

●

Income before income taxes for the second quarter of fiscal 2020 was $4.2 million compared with a loss of $14.9 million in the second quarter of the prior fiscal year. For the first six months of fiscal 2020, the loss before income taxes was $3.3 million compared with a loss of $32.0 million during the same period of fiscal 2019.

●

Net income was $4.1 million, or $0.63 per common share, for the three months ended April 30, 2020 compared with a net loss of $15.3 million, or $2.56 per common share, in the second quarter of the previous fiscal year. For the first six months of fiscal 2020, net loss was $5.1 million, or $0.82 per common share, compared with a net loss of $32.7 million, or $5.49 per common share, in the same period during fiscal 2019.

●

EBITDA increased 125.1% to $50.9 million for the second quarter of fiscal 2020 compared with $22.6 million in the same quarter of the prior year. For the first half of fiscal 2020, EBITDA was $87.9 million, an 125.4% increase, compared with $39.0 million in the first half of fiscal 2019.

●

Adjusted EBITDA increased 116.3% to $52.1 million in the second quarter ended April 30, 2020 compared with $24.1 million in the same quarter one year ago. For the six months ended April 30, 2020, adjusted EBITDA increased 100.3% to $82.4 million compared with $41.2 million for the same period in the prior fiscal year.

●

Adjusted pretax income, which is income before income taxes, excluding land-related charges and loss (gain) on extinguishment of debt, improved to $5.4 million in the second quarter of fiscal 2020 compared with a loss before these items of $13.5 million in the fiscal 2019 second quarter. For the six months ended April 30, 2020, loss before income taxes, excluding land-related charges and loss (gain) on extinguishment of debt, was $8.7 million compared with a loss before these items of $29.9 million during the same period in fiscal 2019.

●

Financial services income before income taxes was $4.7 million for the second quarter of fiscal 2020 compared with $3.6 million in the second quarter of fiscal 2019. For the first half of fiscal 2020, financial services income before income taxes was $9.2 million compared with $4.8 million in the same period one year ago.

●

Consolidated contracts per community increased 7.6% to 11.3 contracts per community for the second quarter ended April 30, 2020 compared with 10.5 contracts per community in last year’s second quarter. Contracts per community, including domestic unconsolidated joint ventures(1), were 10.6 for both the second quarter of fiscal 2020 and the second quarter of fiscal 2019.

●

The number of consolidated contracts decreased 3.8% to 1,487 homes, during the fiscal 2020 second quarter, compared with 1,546 homes in last year’s second quarter. The number of contracts, including domestic unconsolidated joint ventures, for the three months ended April 30, 2020, decreased 5.7% to 1,642 homes from 1,741 homes during the same quarter a year ago.

●

For the first half of fiscal 2020, the number of consolidated contracts increased 13.3% to 2,809 homes compared with 2,480 homes in the first half of fiscal 2019. The number of contracts, including domestic unconsolidated joint ventures, for the six months ended April 30, 2020, increased 11.6% to 3,134 homes from 2,807 homes during the same period a year ago.

●

Consolidated community count was 132 as of April 30, 2020, compared with 147 communities at the end of the previous year’s second quarter. The decline was primarily a result of selling at a faster than anticipated pace, delayed community openings and contributing four consolidated communities to unconsolidated joint ventures earlier this year. As of the end of the second quarter of fiscal 2020, community count, including domestic unconsolidated joint ventures, was 155 communities, compared with 164 communities at April 30, 2019.

●

For May 2020, consolidated contracts per community increased 43.2% to 5.3 compared with 3.7 for the same month one year ago. During May 2020, the number of consolidated contracts increased 28.2% to 687 homes from 536 homes in May 2019.

●

The dollar value of consolidated contract backlog, as of April 30, 2020, was $958.1 million compared with $949.9 million as of April 30, 2019. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of April 30, 2020, was $1.13 billion compared with $1.17 billion as of April 30, 2019.

●

Consolidated deliveries were 1,325 homes in the fiscal 2020 second quarter, a 22.1% increase compared with 1,085 homes in the previous year’s second quarter. For the fiscal 2020 second quarter, deliveries, including domestic unconsolidated joint ventures, increased 18.3% to 1,513 homes compared with 1,279 homes during the second quarter of fiscal 2019.

●

For the first half of fiscal 2020, consolidated deliveries increased 24.8% to 2,561 homes compared with 2,052 homes in the first six months of the previous year. For the first half of fiscal 2020, deliveries, including domestic unconsolidated joint ventures, increased 21.0% to 2,898 homes compared with 2,395 homes during the same period of fiscal 2019.

●

The contract cancellation rate for consolidated contracts was 23% for the second quarter ended April 30, 2020 compared with 19% in the fiscal 2019 second quarter. The contract cancellation rate for contracts including domestic unconsolidated joint ventures was 23% for the second quarter of fiscal 2020 compared with 19% in the second quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

Liquidity AND Inventory as of April 30, 2020:

●

Total liquidity at the end of the of the second quarter of fiscal 2020 was $247.1 million. The Revolver was fully drawn down during the quarter as a precautionary measure to maximize financial flexibility and increase the Company’s cash position.

●

During the second quarter of fiscal 2020, land and land development spending was $114.4 million, an increase compared with $110.2 million in last year’s second quarter. For the six months ended April 30, 2020, land and land development spending was $232.3 million compared with $252.6 million for the same period one year ago.

●	In the second quarter of fiscal 2020, 1,289 lots were put under option or acquired in 18 consolidated communities.

●	As of April 30, 2020, consolidated lots controlled totaled 26,734, which, based on trailing twelve-month deliveries, equaled a 4.9 years’ supply.

Comments from ManAGEMENT:

“In spite of the challenging effects the COVID-19 pandemic had on the last half of our second quarter, our total revenues increased 22%, our homebuilding gross margin improved 120 basis points, adjusted EBITDA increased by 116% and our adjusted pretax income was $5 million compared to a $13 million loss in the previous year’s second quarter,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “We are striving for even better performance in the future. Fortunately, our contract pace has recently been improving.”

“Notwithstanding the recent improvements in our contract pace, given the high unemployment rate and uncertainty surrounding the recovery of the overall economy, in the near term, we maintain a cautious outlook. In response to COVID-19, we are streamlining our organizational structure and reducing our workforce. We expect these steps to result in approximately $20 million in annual overhead savings beginning in fiscal 2021. As the market rebounds from the pandemic, we believe this new organizational alignment should allow us to be even more cost efficient in pursuing our growth plans and should result in a more rapid repair of our balance sheet,” concluded Mr. Hovnanian.

“Given the uncertain economic environment, early in the pandemic, we took measures to preserve our cash position by delaying certain land purchases, land development activity and beginning construction activity on some unsold homes. In light of the improved contract pace in May, we are beginning to cautiously move forward with our land and land development activities in most markets. In spite of the adverse impacts of COVID-19, we remain confident that we can pursue our long-term growth plans and still maintain our liquidity within our targeted range of $170 million to $245 million,” concluded Larry Sorsby, Executive Vice President and Chief Financial Officer.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2020 second quarter financial results conference call at 11:00 a.m. E.T. on Thursday, June 4, 2020. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Income (loss) before income taxes excluding land-related charges and loss (gain) on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income (loss) before income taxes. The reconciliation for historical periods of income (loss) before income taxes excluding land-related charges and loss (gain) on extinguishment of debt to income (loss) before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $232.8 million of cash and cash equivalents, $14.3 million of restricted cash required to collateralize letters of credit and no availability under the senior secured revolving credit facility as of April 30, 2020.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) the material and adverse disruption, and the expected continued disruption, to our business caused by the present outbreak and worldwide spread of COVID-19 and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it; (2) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (3) adverse weather and other environmental conditions and natural disasters; (4) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (5) availability and terms of financing to the Company; (6) the Company’s sources of liquidity; (7) changes in credit ratings; (8) the seasonality of the Company’s business; (9) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (10) shortages in, and price fluctuations of, raw materials and labor including due to changes in trade policies, such as the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; (11) reliance on, and the performance of, subcontractors; (12) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (13) increases in cancellations of agreements of sale; (14) fluctuations in interest rates and the availability of mortgage financing; (15) changes in tax laws affecting the after-tax costs of owning a home; (16) operations through unconsolidated joint ventures with third parties; (17) government regulation, including regulations concerning development of land, the homebuilding, sales and customer financing processes, tax laws and the environment; (18) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (19) levels of competition; (20) successful identification and integration of acquisitions; (21) significant influence of the Company’s controlling stockholders; (22) availability of net operating loss carryforwards; (23) utility shortages and outages or rate fluctuations; (24) geopolitical risks, terrorist acts and other acts of war; (25) diseases, pandemics or other severe public health events; (26) loss of key management personnel or failure to attract qualified personnel; (27) information technology failures and data security breaches; (28) negative publicity; and (29) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2020 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

April 30, 2020

Statements of consolidated operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Total revenues	$538,351	$440,691	$1,032,407	$821,285
Costs and expenses (1)	540,219	462,855	1,052,707	870,117
(Loss) gain on extinguishment of debt	(174)	-	9,282	-
Income from unconsolidated joint ventures	6,221	7,252	7,761	16,814
Income (loss) before income taxes	4,179	(14,912)	(3,257)	(32,018)
Income tax provision	100	345	1,812	691
Net income (loss)	$4,079	$(15,257)	$(5,069)	$(32,709)

Per share data:
Basic:
Net income (loss) per common share	$0.63	$(2.56)	$(0.82)	$(5.49)
Weighted average number of common shares outstanding (2)	6,172	5,962	6,166	5,960
Assuming dilution:
Net income (loss) per common share	$0.60	$(2.56)	$(0.82)	$(5.49)
Weighted average number of common shares outstanding (2)	6,432	5,962	6,166	5,960

(1) Includes inventory impairment loss and land option write-offs.

(2) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.

April 30, 2020

Reconciliation of income (loss) before income taxes excluding land-related charges and loss (gain) on extinguishment of debt to income (loss) before income taxes

(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Income (loss) before income taxes	$4,179	$(14,912)	$(3,257)	$(32,018)
Inventory impairment loss and land option write-offs	1,010	1,462	3,838	2,166
Loss (gain) on extinguishment of debt	174	-	(9,282)	-
Income (loss) before income taxes excluding land-related charges and loss (gain) on extinguishment of debt (1)	$5,363	$(13,450)	$(8,701)	$(29,852)

(1) Income (loss) before income taxes excluding land-related charges and loss (gain) on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income (loss) before income taxes.

Hovnanian Enterprises, Inc.

April 30, 2020

Gross margin

(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Sale of homes	$523,347	$427,552	$1,002,580	$789,687
Cost of sales, excluding interest expense and land charges (1)	427,944	355,477	824,262	653,047
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	95,403	72,075	178,318	136,640
Cost of sales interest expense, excluding land sales interest expense	18,537	13,898	36,673	24,140
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	76,866	58,177	141,645	112,500
Land charges	1,010	1,462	3,838	2,166
Homebuilding gross margin	$75,856	$56,715	$137,807	$110,334

Gross margin percentage	14.5%	13.3%	13.7%	14.0%
Gross margin percentage, before cost of sales interest expense and land charges (2)	18.2%	16.9%	17.8%	17.3%
Gross margin percentage, after cost of sales interest expense, before land charges (2)	14.7%	13.6%	14.1%	14.2%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Land and lot sales	$50	$-	$75	$7,508
Land and lot sales cost of sales, excluding interest and land charges (1)	83	-	120	7,357
Land and lot sales gross margin, excluding interest and land charges	(33)	-	(45)	151
Land and lot sales interest	52	-	52	-
Land and lot sales gross margin, including interest and excluding land charges	$(85)	$-	$(97)	$151

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.

April 30, 2020

Reconciliation of adjusted EBITDA to net income (loss)

(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net income (loss)	$4,079	$(15,257)	$(5,069)	$(32,709)
Income tax provision	100	345	1,812	691
Interest expense	45,458	36,561	88,597	69,076
EBIT (1)	49,637	21,649	85,340	37,058
Depreciation and amortization	1,263	959	2,542	1,938
EBITDA (2)	50,900	22,608	87,882	38,996
Inventory impairment loss and land option write-offs	1,010	1,462	3,838	2,166
Loss (gain) on extinguishment of debt	174	-	(9,282)	-
Adjusted EBITDA (3)	$52,084	$24,070	$82,438	$41,162

Interest incurred	$45,323	$41,383	$89,657	$80,236

Adjusted EBITDA to interest incurred	1.15	0.58	0.92	0.51

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation and amortization, inventory impairment loss and land option write-offs and (loss) gain on extinguishment of debt.

Hovnanian Enterprises, Inc.

April 30, 2020

Interest incurred, expensed and capitalized

(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$67,879	$74,455	$71,264	$68,117
Plus interest incurred	45,323	41,383	89,657	80,236
Less interest expensed	45,458	36,561	88,597	69,076
Less interest contributed to unconsolidated joint venture (1)	-	-	4,580	-
Interest capitalized at end of period (2)	$67,744	$79,277	$67,744	$79,277

(1) Represents capitalized interest which was included as part of the assets contributed to the joint venture the Company entered into in December 2019. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30,	October 31,
	2020	2019
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$232,801	$130,976
Restricted cash and cash equivalents	16,052	20,905
Inventories:
Sold and unsold homes and lots under development	1,009,313	993,647
Land and land options held for future development or sale	80,955	108,565
Consolidated inventory not owned	198,229	190,273
Total inventories	1,288,497	1,292,485
Investments in and advances to unconsolidated joint ventures	139,347	127,038
Receivables, deposits and notes, net	32,728	44,914
Property, plant and equipment, net	19,453	20,127
Prepaid expenses and other assets	65,391	45,704
Total homebuilding	1,794,269	1,682,149

Financial services	111,302	199,275
Total assets	$1,905,571	$1,881,424

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$211,761	$203,585
Accounts payable and other liabilities	295,927	320,193
Customers’ deposits	35,127	35,872
Liabilities from inventory not owned, net of debt issuance costs	144,536	141,033
Senior notes and credit facilities (net of discount, premium and debt issuance costs)	1,583,507	1,479,990
Accrued interest	36,452	19,081
Total homebuilding	2,307,310	2,199,754

Financial services	90,417	169,145
Income taxes payable	2,917	2,301
Total liabilities	2,400,644	2,371,200

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2020 and October 31, 2019	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 16,000,000 shares; issued 5,977,601 shares at April 30, 2020 and 5,973,727 shares at October 31, 2019	60	60
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 2,400,000 shares; issued 652,154 shares at April 30, 2020 and 650,363 shares at October 31, 2019	7	7
Paid in capital – common stock	715,243	715,504
Accumulated deficit	(1,231,042)	(1,225,973)
Treasury stock – at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at April 30, 2020 and October 31, 2019	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders' equity deficit	(495,793)	(490,463)
Noncontrolling interest in consolidated joint ventures	720	687
Total equity deficit	(495,073)	(489,776)
Total liabilities and equity	$1,905,571	$1,881,424

(1)   Derived from the audited balance sheet as of October 31, 2019.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
Revenues:
Homebuilding:
Sale of homes	$523,347	$427,552	$1,002,580	$789,687
Land sales and other revenues	643	832	1,452	9,683
Total homebuilding	523,990	428,384	1,004,032	799,370
Financial services	14,361	12,307	28,375	21,915
Total revenues	538,351	440,691	1,032,407	821,285

Expenses:
Homebuilding:
Cost of sales, excluding interest	428,027	355,477	824,382	660,404
Cost of sales interest	18,589	13,898	36,725	24,140
Inventory impairment loss and land option write-offs	1,010	1,462	3,838	2,166
Total cost of sales	447,626	370,837	864,945	686,710
Selling, general and administrative	40,605	44,179	81,279	86,915
Total homebuilding expenses	488,231	415,016	946,224	773,625

Financial services	9,630	8,678	19,184	17,152
Corporate general and administrative	15,275	16,169	35,019	33,833
Other interest	26,869	22,663	51,872	44,936
Other operations	214	329	408	571
Total expenses	540,219	462,855	1,052,707	870,117
(Loss) gain on extinguishment of debt	(174)	-	9,282	-
Income from unconsolidated joint ventures	6,221	7,252	7,761	16,814
Income (loss) before income taxes	4,179	(14,912)	(3,257)	(32,018)
State and federal income tax provision:
State	100	345	1,812	691
Federal	-	-	-	-
Total income taxes	100	345	1,812	691
Net income (loss)	$4,079	$(15,257)	$(5,069)	$(32,709)

Per share data:
Basic:
Net income (loss) per common share	$0.63	$(2.56)	$(0.82)	$(5.49)
Weighted-average number of common shares outstanding	6,172	5,962	6,166	5,960

Assuming dilution:
Net income (loss) per common share	$0.60	$(2.56)	$(0.82)	$(5.49)
Weighted-average number of common shares outstanding	6,432	5,962	6,166	5,960

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(NJ, PA)	Home	66	104	(36.5)%	94	23	308.7%	106	162	(34.6)%
	Dollars	$23,266	$62,580	(62.8)%	$46,791	$13,040	258.8%	$50,771	$102,481	(50.5)%
	Avg. Price	$352,515	$601,731	(41.4)%	$497,777	$566,957	(12.2)%	$478,972	$632,599	(24.3)%
Mid-Atlantic
(DE, MD, VA, WV	Home	247	199	24.1%	168	142	18.3%	429	393	9.2%
	Dollars	$128,652	$118,245	8.8%	$89,677	$80,818	11.0%	$228,622	$246,307	(7.2)%
	Avg. Price	$520,858	$594,196	(12.3)%	$533,792	$569,141	(6.2)%	$532,918	$626,735	(15.0)%
Midwest
(IL, OH)	Home	174	235	(26.0)%	184	141	30.5%	468	466	0.4%
	Dollars	$54,501	$68,744	(20.7)%	$56,543	$42,870	31.9%	$132,523	$125,181	5.9%
	Avg. Price	$313,224	$292,528	7.1%	$307,299	$304,035	1.1%	$283,169	$268,629	5.4%
Southeast
(FL, GA, SC)	Home	109	155	(29.7)%	127	123	3.3%	287	270	6.3%
	Dollars	$48,508	$64,772	(25.1)%	$56,317	$49,346	14.1%	$131,695	$120,140	9.6%
	Avg. Price	$445,028	$417,884	6.5%	$443,441	$401,187	10.5%	$458,868	$444,963	3.1%
Southwest
(AZ, TX)	Home	582	559	4.1%	515	431	19.5%	765	648	18.1%
	Dollars	$187,493	$192,630	(2.7)%	$170,485	$143,634	18.7%	$262,634	$227,325	15.5%
	Avg. Price	$322,153	$344,597	(6.5)%	$331,039	$333,258	(0.7)%	$343,312	$350,810	(2.1)%
West
(CA)	Home	309	294	5.1%	237	225	5.3%	328	315	4.1%
	Dollars	$139,418	$120,616	15.6%	$103,534	$97,844	5.8%	$151,812	$128,422	18.2%
	Avg. Price	$451,191	$410,259	10.0%	$436,852	$434,862	0.5%	$462,841	$407,689	13.5%
Consolidated Total
	Home	1,487	1,546	(3.8)%	1,325	1,085	22.1%	2,383	2,254	5.7%
	Dollars	$581,838	$627,587	(7.3)%	$523,347	$427,552	22.4%	$958,057	$949,856	0.9%
	Avg. Price	$391,282	$405,942	(3.6)%	$394,979	$394,057	0.2%	$402,038	$421,409	(4.6)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	155	195	(20.5)%	188	194	(3.1)%	303	345	(12.2)%
	Dollars	$82,890	$125,835	(34.1)%	$112,196	$124,664	(10.0)%	$175,817	$222,558	(21.0)%
	Avg. Price	$534,774	$645,308	(17.1)%	$596,787	$642,598	(7.1)%	$580,254	$645,096	(10.1)%
Grand Total
	Home	1,642	1,741	(5.7)%	1,513	1,279	18.3%	2,686	2,599	3.3%
	Dollars	$664,728	$753,422	(11.8)%	$635,543	$552,216	15.1%	$1,133,874	$1,172,414	(3.3)%
	Avg. Price	$404,828	$432,752	(6.5)%	$420,055	$431,756	(2.7)%	$422,142	$451,102	(6.4)%

KSA JV Only
	Home	284	34	735.3%	0	1	(100.0)%	581	37	1,470.3%
	Dollars	$44,393	$5,447	715.0%	$0	$112	(100.0)%	$91,551	$6,172	1,383.3%
	Avg. Price	$156,317	$160,206	(2.4)%	$0	$112,000	(100.0)%	$157,575	$166,811	(5.5)%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ending			Backlog
		April 30,			April 30,			April 30,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(NJ, PA)	Home	129	156	(17.3)%	175	45	288.9%	106	162	(34.6)%
	Dollars	$56,269	$97,530	(42.3)%	$92,055	$25,545	260.4%	$50,771	$102,481	(50.5)%
	Avg. Price	$436,194	$625,192	(30.2)%	$526,029	$567,667	(7.3)%	$478,972	$632,599	(24.3)%
Mid-Atlantic
(DE, MD, VA, WV	Home	430	350	22.9%	323	253	27.7%	429	393	9.2%
	Dollars	$222,354	$199,759	11.3%	$177,266	$133,997	32.3%	$228,622	$246,307	(7.2)%
	Avg. Price	$517,102	$570,740	(9.4)%	$548,811	$529,632	3.6%	$532,918	$626,735	(15.0)%
Midwest
(IL, OH)	Home	361	362	(0.3)%	343	290	18.3%	468	466	0.4%
	Dollars	$112,777	$105,790	6.6%	$102,935	$87,759	17.3%	$132,523	$125,181	5.9%
	Avg. Price	$312,402	$292,238	6.9%	$300,102	$302,617	(0.8)%	$283,169	$268,629	5.4%
Southeast
(FL, GA, SC)	Home	264	250	5.6%	224	231	(3.0)%	287	270	6.3%
	Dollars	$115,666	$105,232	9.9%	$92,997	$93,229	(0.2)%	$131,695	$120,140	9.6%
	Avg. Price	$438,129	$420,928	4.1%	$415,165	$403,589	2.9%	$458,868	$444,963	3.1%
Southwest
(AZ, TX)	Home	1,110	921	20.5%	1,008	796	26.6%	765	648	18.1%
	Dollars	$365,926	$307,968	18.8%	$334,188	$261,497	27.8%	$262,634	$227,325	15.5%
	Avg. Price	$329,663	$334,384	(1.4)%	$331,536	$328,514	0.9%	$343,312	$350,810	(2.1)%
West
(CA)	Home	515	441	16.8%	488	437	11.7%	328	315	4.1%
	Dollars	$230,250	$177,634	29.6%	$203,139	$187,660	8.2%	$151,812	$128,422	18.2%
	Avg. Price	$447,087	$402,798	11.0%	$416,268	$429,428	(3.1)%	$462,841	$407,689	13.5%
Consolidated Total
	Home	2,809	2,480	13.3%	2,561	2,052	24.8%	2,383	2,254	5.7%
	Dollars	$1,103,242	$993,913	11.0%	$1,002,580	$789,687	27.0%	$958,057	$949,856	0.9%
	Avg. Price	$392,753	$400,771	(2.0)%	$391,480	$384,838	1.7%	$402,038	$421,409	(4.6)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	325	327	(0.6)%	337	343	(1.7)%	303	345	(12.2)%
	Dollars	$189,807	$210,770	(9.9)%	$198,545	$218,895	(9.3)%	$175,817	$222,558	(21.0)%
	Avg. Price	$584,022	$644,557	(9.4)%	$589,154	$638,178	(7.7)%	$580,254	$645,096	(10.1)%
Grand Total
	Home	3,134	2,807	11.6%	2,898	2,395	21.0%	2,686	2,599	3.3%
	Dollars	$1,293,049	$1,204,683	7.3%	$1,201,125	$1,008,582	19.1%	$1,133,874	$1,172,414	(3.3)%
	Avg. Price	$412,587	$429,171	(3.9)%	$414,467	$421,120	(1.6)%	$422,142	$451,102	(6.4)%

KSA JV Only
	Home	379	36	952.8%	0	4	(100.0)%	581	37	1,470.3%
	Dollars	$59,234	$6,081	874.1%	$0	$908	(100.0)%	$91,551	$6,172	1,383.3%
	Avg. Price	$156,290	$168,917	(7.5)%	$0	$227,000	(100.0)%	$157,575	$166,811	(5.5)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

(UNAUDITED)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(unconsolidated joint ventures)	Home	34	75	(54.7)%	56	76	(26.3)%	61	108	(43.5)%
(excluding KSA JV)	Dollars	$25,083	$59,244	(57.7)%	$48,259	$59,728	(19.2)%	$48,707	$89,473	(45.6)%
(NJ, PA)	Avg. Price	$737,735	$789,920	(6.6)%	$861,768	$785,895	9.7%	$798,475	$828,454	(3.6)%
Mid-Atlantic
(unconsolidated joint ventures)	Home	17	4	325.0%	19	14	35.7%	45	17	164.7%
(DE, MD, VA, WV)	Dollars	$8,609	$3,606	138.7%	$9,536	$10,831	(12.0)%	$23,133	$14,086	64.2%
	Avg. Price	$506,412	$901,250	(43.8)%	$501,895	$773,643	(35.1)%	$514,067	$828,588	(38.0)%
Midwest
(unconsolidated joint ventures)	Home	4	2	100.0%	6	4	50.0%	3	5	(40.0)%
(IL, OH)	Dollars	$1,754	$1,354	29.5%	$2,859	$2,735	4.5%	$1,363	$2,862	(52.4)%
	Avg. Price	$438,500	$677,000	(35.2)%	$476,667	$683,750	(30.3)%	$454,333	$572,400	(20.6)%
Southeast
(unconsolidated joint ventures)	Home	82	58	41.4%	60	49	22.4%	137	124	10.5%
(FL, GA, SC)	Dollars	$37,309	$31,519	18.4%	$27,678	$25,985	6.5%	$68,550	$66,292	3.4%
	Avg. Price	$454,988	$543,431	(16.3)%	$461,300	$530,306	(13.0)%	$500,365	$534,613	(6.4)%
Southwest
(unconsolidated joint ventures)	Home	10	36	(72.2)%	27	32	(15.6)%	46	68	(32.4)%
(AZ, TX)	Dollars	$7,421	$22,859	(67.5)%	$17,026	$18,622	(8.6)%	$29,973	$41,535	(27.8)%
	Avg. Price	$742,100	$635,000	16.9%	$630,593	$581,938	8.4%	$651,587	$610,809	6.7%
West
(unconsolidated joint ventures)	Home	8	20	(60.0)%	20	19	5.3%	11	23	(52.2)%
(CA)	Dollars	$2,714	$7,253	(62.6)%	$6,838	$6,763	1.1%	$4,091	$8,310	(50.8)%
	Avg. Price	$339,250	$362,650	(6.5)%	$341,900	$355,947	(3.9)%	$371,909	$361,304	2.9%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	155	195	(20.5)%	188	194	(3.1)%	303	345	(12.2)%
	Dollars	$82,890	$125,835	(34.1)%	$112,196	$124,664	(10.0)%	$175,817	$222,558	(21.0)%
	Avg. Price	$534,774	$645,308	(17.1)%	$596,787	$642,598	(7.1)%	$580,254	$645,096	(10.1)%

KSA JV Only
	Home	284	34	735.3%	0	1	(100.0)%	581	37	1,470.3%
	Dollars	$44,393	$5,447	715.0%	$0	$112	(100.0)%	$91,551	$6,172	1,383.3%
	Avg. Price	$156,317	$160,206	(2.4)%	$0	$112,000	(100.0)%	$157,575	$166,811	(5.5)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

(UNAUDITED)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		April 30,			April 30,			April 30,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(unconsolidated joint ventures)	Home	91	123	(26.0)%	106	129	(17.8)%	61	108	(43.5)%
(excluding KSA JV)	Dollars	$70,383	$97,463	(27.8)%	$85,355	$101,357	(15.8)%	$48,707	$89,473	(45.6)%
(NJ, PA)	Avg. Price	$773,440	$792,382	(2.4)%	$805,236	$785,713	2.5%	$798,475	$828,454	(3.6)%
Mid-Atlantic
(unconsolidated joint ventures)	Home	34	17	100.0%	31	24	29.2%	45	17	164.7%
(DE, MD, VA, WV)	Dollars	$17,874	$14,668	21.9%	$15,716	$19,420	(19.1)%	$23,133	$14,086	64.2%
	Avg. Price	$525,706	$862,824	(39.1)%	$506,968	$809,167	(37.3)%	$514,067	$828,588	(38.0)%
Midwest
(unconsolidated joint ventures)	Home	10	7	42.9%	10	11	(9.1)%	3	5	(40.0)%
(IL, OH)	Dollars	$4,648	$3,963	17.3%	$4,569	$7,176	(36.3)%	$1,363	$2,862	(52.4)%
	Avg. Price	$464,800	$566,143	(17.9)%	$456,900	$652,364	(30.0)%	$454,333	$572,400	(20.6)%
Southeast
(unconsolidated joint ventures)	Home	119	83	43.4%	105	81	29.6%	137	124	10.5%
(FL, GA, SC)	Dollars	$58,704	$44,611	31.6%	$50,727	$41,574	22.0%	$68,550	$66,292	3.4%
	Avg. Price	$493,311	$537,482	(8.2)%	$483,114	$513,259	(5.9)%	$500,365	$534,613	(6.4)%
Southwest
(unconsolidated joint ventures)	Home	45	62	(27.4)%	44	61	(27.9)%	46	68	(32.4)%
(AZ, TX)	Dollars	$29,219	$37,383	(21.8)%	$27,565	$36,314	(24.1)%	$29,973	$41,535	(27.8)%
	Avg. Price	$649,311	$602,952	7.7%	$626,477	$595,311	5.2%	$651,587	$610,809	6.7%
West
(unconsolidated joint ventures)	Home	26	35	(25.7)%	41	37	10.8%	11	23	(52.2)%
(CA)	Dollars	$8,979	$12,682	(29.2)%	$14,613	$13,054	11.9%	$4,091	$8,310	(50.8)%
	Avg. Price	$345,346	$362,343	(4.7)%	$356,415	$352,811	1.0%	$371,909	$361,304	2.9%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	325	327	(0.6)%	337	343	(1.7)%	303	345	(12.2)%
	Dollars	$189,807	$210,770	(9.9)%	$198,545	$218,895	(9.3)%	$175,817	$222,558	(21.0)%
	Avg. Price	$584,022	$644,557	(9.4)%	$589,154	$638,178	(7.7)%	$580,254	$645,096	(10.1)%

KSA JV Only
	Home	379	36	952.8%	0	4	(100.0)%	581	37	1,470.3%
	Dollars	$59,234	$6,081	874.1%	$0	$908	(100.0)%	$91,551	$6,172	1,383.3%
	Avg. Price	$156,290	$168,917	(7.5)%	$0	$227,000	(100.0)%	$157,575	$166,811	(5.5)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.